Registration No. 333-30563

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form S-8-A

                           POST-EFFECTIVE AMENDMENT TO
                          REGISTRATION STATEMENT UNDER
                       THE SECURITIES EXCHANGE ACT OF 1933

                                 ARCH COAL, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 43-0921172
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

               CityPlace One, Suite 300, St. Louis, Missouri 63141 (Address of principal executive offices) (Zip Code)

                     ASHLAND COAL, INC. EMPLOYEE THRIFT PLAN
                            (Full title of the plan)

                                 JEFFRY N. QUINN
                                 ARCH COAL, INC.
                            SUITE 300, CITYPLACE ONE
                               ST. LOUIS, MO 63141
                                 (314) 994-2720
      (Name, address and telephone number of agent for service of process)


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On July 1, 1997, 100,000 shares of Arch Coal, Inc.'s (the  "Registrant")  common stock, par value $0.01 per share (the "Common Stock") were registered with the Securities and Exchange Commission ("SEC") on Form S-8, No. 333-30563 ("the Ashland Coal, Inc. Employee Thrift Plan Registration Statement") for issuance in connection with and pursuant to the terms of the Ashland Coal, Inc. Employee Thrift Plan (the "Plan"). The contents of the Ashland Coal, Inc. Employee Thrift Plan Registration Statement are hereby incorporated herein by reference to the extent not replaced hereby.

On January 1, 1998, the Plan was merged into the Arch Coal, Inc. Employee Thrift Plan (No. 333-32777). Sixty-six thousand two hundred forty eight (66,248) shares of registered Common Stock remained unissued at the time the Plan was merged.

Pursuant to an undertaking in Item 9(a)(3) of the Ashland Coal, Inc. Employee Thrift Plan Registration Statement, 66,248 shares of the Registrant's Common Stock, are hereby deregistered as well as any corresponding interests that have not been issued under the Plan.


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SIGNATURES
The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, as of March 16, 1998.

ARCH COAL, INC.

By:/s/ Jeffry N. Quinn
Jeffry N. Quinn
Senior Vice President - Law
and Human Resources, General
Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the undersigned persons in the capacities stated as of the 16th day of March, 1998.
                                         CAPACITY

/s/Steven F. Leer                        President, Chief Executive
Steven F. Leer                           Officer and Director
                                         (Principal Executive Officer)

/s/ Patrick A. Kriegshauser              Senior Vice President,
Patrick A. Kriegshauser                  Treasurer and Chief Financial Officer
                                         (Principal Financial Officer)

/s/s James P. Pye                        Controller
James P. Pye                             (Principal Accounting Officer)

James R. Boyd                            Director
Robert A. Charpie                        Director
Paul W. Chellgren                        Director
Thomas L. Feazell                        Director      By: /s/ Jeffry N. Quinn
Juan Antonio Ferrando                    Director
John R. Hall                             Director              Jeffry N. Quinn
Robert L. Hintz                          Director            As Attorney-in-Fact
Douglas H. Hunt                          Director
Steven F. Leer                           Director
Thomas Marshall                          Director
James L. Parker                          Director
J. Marvin Quin                           Director
Ronald Eugene Samples                    Director

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the undersigned Plan Administrator in the City of Huntington, State of West Virginia, as of the 16th day of March, 1998.

ASHLAND COAL, INC.
EMPLOYEE THRIFT PLAN


By: /s/ Teresa A. Daniel
        Teresa A. Daniel
        Plan Administrator